POWER OF ATTORNEY

The undersigned constitutes each of Mary C. Moynihan and Gwendolyn A. Williamson, individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, in my capacity as a trustee of Columbia Acorn Trust and Wanger Advisors Trust (each a “Trust”), post-effective amendments to each Trust’s registration statement Form N-1A to be filed with the Securities and Exchange Commission pursuant to Rule 485(b) under the Securities Act of 1933 in connection with the annual update of each Trust’s registration statement with a designated effective date of May 1, 2021. The undersigned hereby ratifies and confirms all that each of Mary C. Moynihan and Gwendolyn A. Williamson, individually or collectively, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed with the Securities and Exchange Commission as an exhibit to each Trust’s registration statement on Form N-1A, as described herein.

Dated: the 27th day of April, 2021

/s/ David J. Rudis	Chair of the Board
David J. Rudis

/s/ Laura M. Born	Trustee
Laura M. Born

/s/ Maureen M. Culhane	Trustee
Maureen M. Culhane

/s/ Margaret M. Eisen	Trustee
Margaret M. Eisen

/s/ John C. Heaton	Trustee
John C. Heaton

/s/ Charles R. Phillips	Trustee
Charles R. Phillips